U. S. SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D. C.    20549

                     FORM 8-K


       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES ACT OF 1934

                Date of Report: MAY 23, 2000




                    WINTER SPORTS, INC.

       Exact Name of Registrant as Specified in Its Charter)

MONTANA                                     81-0221770

(State of Incorporation)               (IRS Employer I.D. No.)


              P.O. BOX  1400, WHITEFISH, MONTANA 59937

              (Address of Principal Executive Offices)

                         (406) 862-1900

         (Issuer's Telephone Number, Including Area Code)















ITEM 5.  OTHER EVENTS

On May 23, 2000, the registrant announced a stock repurchase program in a press release attached as Exhibit A and a letter to its stockholders attached as Exhibit B.






                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Winter Sports, Inc.


Date:  May 23, 2000           By /s/ Michael Collins
                                   Michael Collins

                                   President and Chief Executive Officer

                                   (Principal Executive Officer)




                                   EXHIBIT A

FOR IMMEDIATE RELEASE

Contact:  Jami Phillips
       Director of Finance
       Winter Sports, Inc.
       (406) 862-1940



             WINTER SPORTS INC. ANNOUNCES STOCK REPURCHASE PROGRAM

(Whitefish, MT), May 23, 2000-Winter Sports, Inc. (NASDAQ: WSKI) announced today that its Board of Directors has authorized the repurchase of up to 40,000 shares of its outstanding common stock. It is anticipated that the shares will be repurchased from time to time in the open market over the next six to eight months. The Board believes that Winter Sports' common stock represents an excellent value and an appropriate investment opportunity for the Company.

Commenting on the program, Michael Collins, President and CEO, said, `We believe in the underlying strengths of the Company, both from the ski operations and real estate perspectives. Furthermore, we believe our stock is substantially underpriced. Therefore, this repurchase program is an excellent opportunity to enhance shareholder value.'

Winter Sports Inc. owns and operates Big Mountain Ski and Summer Resort in Whitefish, Montana. The Company is directly involved in a large number of guest businesses at the resort on a year around basis. The Company is also directly involved with real estate development on all the base area lands owned by the Company. To date it has created a variety of real estate products including single family and townhome lots and condominiums.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.



                                   EXHIBIT B

May 23, 2000


Dear Winter Sports Inc. Stockholder,

At its May 19, 2000 meeting, the Board of Directors authorized a stock repurchase program under which the Company could repurchase up to 40,000 shares of the Company's outstanding common stock at prevailing market prices from time to time over the next six to eight months. The Board of Directors believes that Winter Sports' common stock represents an excellent value and an appropriate investment opportunity for the Company.

The Board and management believe in the underlying strengths of the Company, both from the ski operations and real estate perspectives. This past winter both business segments have performed well. Furthermore, we believe our stock
is substantially underpriced.   This repurchase program is an excellent
opportunity to demonstrate our belief in our stock, our Company and our future.

If you are interested in participating in this program please contact your stock broker.

This coming summer we have a variety of new activities and services to offer our guests. I encourage all of you to visit your resort this summer. We start summer operations on Saturday June 3, 2000.


Sincerely,


Michael Collins